Exhibit 10.2

FIRST AMENDMENT TO SALARY CONTINUATION AGREEMENT

This FIRST AMENDMENT TO SALARY CONTINUATION AGREEMENT (this “Amendment”) is entered into as of May 4, 2025 (the “Effective Date”), by and between Third Coast Bank, a Texas banking association (the “Bank”), and John McWhorter (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Salary Continuation Agreement (as defined below).

WHEREAS, the Bank and Executive are parties to that certain Third Coast Bank Salary Continuation Agreement, dated as of July 6, 2020 (the “Salary Continuation Agreement”); and

WHEREAS, effective as of the Effective Date, the parties hereto desire to amend the Salary Continuation Agreement as provided in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Salary Continuation Agreement effective as of the Effective Date as follows:

1.
Amendments.
(a)
Section 2.1.1 of the Salary Continuation Agreement is hereby deleted and replaced with the following:

2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is One Hundred Ninety-Three Thousand Five Hundred Twenty-Five Dollars ($193,525).

2.
Effect of Amendment. This Amendment shall only serve to amend and modify the Salary Continuation Agreement to the extent specifically provided herein. All terms, conditions, provisions, and references of and to the Salary Continuation Agreement, which are not specifically modified, amended, and/or waived herein, shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations, and representations, either oral or written, relating to the subject matter of this Amendment that are not expressly set forth in this Amendment are of no force or effect.
3.
Miscellaneous. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument. Any provision of this Amendment that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

THIRD COAST BANK, a Texas banking association

By:	/s/ Bart Caraway
Name:	Bart Caraway
Title:	President and Chief Executive Officer

/s/ John McWhorter
John McWhorter

[Signature Page to First Amendment to Salary Continuation Agreement]